Execution Version

Exhibit 4.1

Advance Display Technologies, Inc.

WARRANT FOR THE PURCHASE OF SHARES OF THE SERIES D CONVERTIBLE PREFERRED STOCK

No. 1 Shares 810,564                                                                                                                                June 15, 2009

FOR VALUE RECEIVED, Advance Display Technologies, Inc. (the “Company”), a Colorado corporation, hereby certifies that DeGeorge Holdings Three LLC, a Delaware limited liability company, or its successors, any subsequent transferees or assignees are entitled to purchase from the Company, at any time or from time to time prior to 5:00 P.M., New York City time then current, on June 15, 2013, 810,564 fully paid and non-assessable shares of the Series D Convertible Preferred Stock of the Company at the purchase price of  $0.084 (eight and four-tenths cents).  Any conversion of such stock is subject to the terms set forth in the first two sentences of Section 2.  (Hereinafter, (i) said stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the “Series D Stock,” (ii) the shares of the Series D Stock purchasable hereunder are referred to as the “Warrant Shares,” (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the “Aggregate Warrant Price,” (iv) the price payable hereunder for each of the shares of the Warrant Shares is referred to as the “Per Share Warrant Price” and (v) this warrant and all warrants hereafter issued in exchange or substitution for this warrant are referred to as “Warrants.”)  The Aggregate Warrant Price is not subject to adjustment.  The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1. Exercise of Warrant.

(a) This Warrant may be exercised, in whole at any time or in part from time to time prior to 5:00 P.M., New York City time then current, on June 15, 2013 (the “Expiration Date”), by the holder of this Warrant (the “Holder”) by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part.  Payment for the Warrant Shares shall be made by any method reasonably acceptable to the Company.  If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Series D Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares.  Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Series D Stock to which the Holder shall be entitled and, if this

Warrant is exercised in whole, in lieu of any fractional share of the Series D Stock to which the Holder shall be entitled, pay cash equal to the fair market value of such fractional share (reasonably determined by the Board of Directors of the Company acting in good faith and reasonably acceptable to the Holder) and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

(b) In lieu of exercising this Warrant in the manner set forth in paragraph 1(a) above, this Warrant may be exercised in whole at any time or in part from time to time on or prior to the Expiration Date by surrender of the Warrant without payment of any other consideration, commission or remuneration, together with the cashless exercise subscription form at the end hereof, duly executed.  The number of shares to be issued in exchange for the Warrant shall be the product of (x) the excess of the fair market value (reasonably determined by the Board of Directors of the Company acting in good faith and reasonably acceptable to the Holder) of the Series D Stock on the date of surrender of the Warrant and the exercise subscription form over the Per Share Warrant Price and (y) the number of shares subject to issuance upon exercise of the Warrant, divided by such value of the Series D Stock on such date.  Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Series D Stock to which the Holder shall be entitled and, in lieu of any fractional share of the Series D Stock to which the Holder shall be entitled, pay cash equal to the fair market value of such fractional share (reasonably determined by the Board of Directors of the Company acting in good faith and reasonably acceptable to the Holder), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, pursuant to the provisions of this Warrant.

2. Reservation of Warrant Shares.  Even though the Warrant Shares are by their terms convertible into the Company's common stock, Holder acknowledges that the Warrant Shares are not presently so convertible because there is not a sufficient number of authorized but unissued shares of the Company's common stock .  Holder further understands that Company has agreed to submit to Company’s shareholders a resolution to increase the number of authorized shares of the Company's common stock and to reserve a portion of the newly authorized shares for the conversion of the Warrant Shares into the Company's common stock. Company agrees to use its best efforts to cause such shares of its common stock to be authorized by the shareholders and available for issuance upon conversion of the Warrant Shares.  Holder agrees that the Warrant Shares shall not be convertible into the Company's common stock until such time that there are sufficient shares of the Company's common stock available for issuance.  The Company agrees that, thereafter but prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, such number of shares of the Series D Stock (and shares of any class or series into which the Series D Stock is convertible) and such amount of other securities and properties as from time to time shall be deliverable to the Holder upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except such as may be imposed under applicable federal and state securities laws) and free and clear of all preemptive rights and all other rights to purchase securities of the Company.

3. Protection Against Dilution.

(a) If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of its outstanding Series D Stock (or shares of any class or series into which the Series D Stock is convertible), (i) securities, other than shares of Series D Stock, or (ii) property, other than cash not out of earned surplus, without payment therefor, with respect to Series D Stock (or shares of any class or series into which the Series D Stock is convertible), then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive the securities and property which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the number of shares of the Series D Stock (or shares of any class or series into which the Series D Stock is convertible) subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares and the securities and properties receivable by the Holder during such period. Notice of each such distribution shall be forthwith mailed to the Holder.

(b) If, at any time or from time to time after the date of this Warrant, the Company shall (i) pay a dividend or make a distribution on the Series D Stock (or shares of any class or series into which the Series D Stock is convertible) in Series D Stock, other capital stock or other securities, (ii) subdivide its outstanding shares of Series D Stock into a greater number of shares, (iii) combine its outstanding shares of Series D Stock into a smaller number of shares or (iv) issue by reclassification of its Series D Stock any shares of capital stock of the Company (or any shares of any class or series into which the Series D Stock is convertible), the Per Share Warrant Price and Warrant Shares in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Series D Stock or other capital stock or other securities of the Company which he would have owned or been entitled to received immediately following the happening of any of the events described above had such Warrant been exercised immediately prior thereto.  An adjustment made pursuant to this (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.  If, as a result of an adjustment made pursuant to this (b), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Series D Stock and other capital stock of the Company, the Board of Directors (whose reasonable determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Series D Stock and other capital stock.

(c) Except as provided in 3(e), in case the Company shall hereafter issue or sell any shares of Series D Stock (or any shares of any class or series into which the Series D Stock is convertible) for a consideration per share less than the fair market value in effect immediately prior to such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number of shares of Series D Stock outstanding immediately prior to such issuance or sale multiplied by the Per Share Warrant Price plus (B) the consideration received by the Company upon such issuance or sale by (ii) the total number of shares of Series D Stock outstanding after such issuance or sale.

(d) Except as provided in 3(e), in case the Company shall hereafter issue or sell any rights, options, warrants or securities convertible into Series D Stock entitling the holders thereof to purchase the Series D Stock or to convert such securities into Series D Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or convertible securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the “Total Consideration”) by (ii) the number of additional shares of Series D Stock issuable upon exercise or conversion of such securities) less than the then fair market value in effect on the date of such issuance or sale, the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number of shares of Series D Stock outstanding on the date of such issuance or sale multiplied by the Per Share Warrant Price plus (B) the Total Consideration by (ii) the number of shares of Series D Stock outstanding on the date of such issuance or sale plus the maximum number of additional shares of Series D Stock issuable upon exercise or conversion of such securities.

(e) No adjustment in the Per Share Warrant Price shall be required in the case of (i) the issuance of shares of Series D Stock upon the exercise of options outstanding as of the date hereof which may be granted under the Company’s official stock option plan as in effect on the date hereof, or (ii) the issuance of shares pursuant to the exercise of this Warrant.

(f) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another entity (including any exchange effected in connection with a merger of any other corporation with the Company), the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant.  The above provisions of this 3(f) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.  Notice of any such consolidation, merger, statutory exchange, sale or conveyance, and of said provisions so proposed to be made, shall be mailed to the Holder not less than twenty (20) days prior to such event.  A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

(g) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.001 per share of Series D Stock; provided, however, that any adjustments which by reason of this (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this (g)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Series D Stock.  All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.  Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its reasonable discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

(h) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of the Holder of this Warrant in accordance with this Section 3, the Company shall, at its own expense, within ten (10) days of such adjustment or modification, deliver to the holder of this Warrant a certificate of the principal financial officer of the Company setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same.

(i) If the Board of Directors of the Company shall declare any dividend or other distribution in cash with respect to the Series D Stock (or any class or series into which the Series D Stock is convertible), the Company shall mail notice thereof to the Holder not less than twenty (20) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

4. Fully Paid Stock; Taxes.  The Company agrees that the shares of the Series D Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant in accordance with the terms hereof shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights, or other contractual rights to purchase securities of the Company, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Series D Stock is at all times equal to or less than the then Per Share Warrant Price.  The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

5. Registration Under Securities Act of 1933.

(a) The Company agrees that if, at any time and from time to time during the period ending on the Expiration Date, the Holder and/or the holders of any other Warrants, Series D Stock and/or common stock issued or issuable upon conversion of the Warrant Shares (such common stock, the “Registrable Securities”) who or which shall hold not less than 50% of the Warrants, the Series D Stock and/or the Registrable Securities outstanding at such time and not previously sold pursuant to this Section 5, request that the Company file a registration statement under the Securities Act of 1933 (the “Act”) covering all or any of the Registrable Securities, the Company will (i) promptly notify the Holder and all other registered holders, if any, of other Warrants, Series D Stock and/or Registrable Securities that such registration statement will be filed and that the Registrable Securities which are then held, and/or which may be acquired upon the exercise of Warrants and the conversion of the Warrant Shares, by the Holder and such holders will be included in such registration statement at the Holder’s and such holders’ request, (ii) cause such registration statement to cover all Registrable Securities which the Company has been so requested to include, (iii) use its best efforts to cause such registration statement to become effective as soon as practicable and to remain effective and current for a period not to exceed 9 months and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Registrable Securities which it has been so requested to include in such registration statement to be sold or otherwise disposed of and will maintain such compliance with each such federal and state law and regulation of any governmental authority for that period.

(b) The Company agrees that if, at any time and from time to time, the Board of Directors of the Company shall authorize the filing of a registration statement (any such registration statement being sometimes hereinafter called a “Subsequent Registration Statement”) under the Act (otherwise than pursuant to 5(a) hereof) in connection with the proposed offer of any of its securities by it or any of its shareholders, the Company will (i) promptly notify the Holder and all other registered holders, if any, of other Warrants, Series D Stock and/or Registrable Securities that such Subsequent Registration Statement will be filed and that the Registrable Securities which are then held, and/or which may be acquired upon the exercise of the Warrants and the conversion of the Warrant Shares, by the Holder and such holders will be included in such Subsequent Registration Statement at the Holder’s and such holders’ request, (ii) cause such Subsequent Registration Statement to cover all Registrable Securities which the Company has been so requested to include, (iii) cause such Subsequent Registration Statement to become effective as soon as practicable and to remain effective and current for a period not to exceed and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Registrable Securities which it has been so requested to include in such Subsequent Registration Statement to be sold or otherwise disposed of and will maintain such compliance with each such federal and state law and regulation of any governmental authority for that period.

(c) Whenever the Company is required pursuant to the provisions of this Section 5 to include Registrable Securities in a Subsequent Registration Statement, the Company shall (i) furnish each holder of any such Registrable Securities and each underwriter of such Registrable Securities with such copies of the prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each such holder or each such underwriter may reasonably request) in order to facilitate the sale or distribution of the Registrable Securities, (ii) use its best efforts to register or qualify such Registrable Securities under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as the holders of any such Registrable Securities and each underwriter of Registrable Securities being sold by such holders shall reasonably request and (iii) take such other actions as may be reasonably necessary or advisable to enable such holders and such underwriters provided, however, that nothing contained in the paragraph (b) shall obligate the company to file or obtain an effective date for the registration statement unless it shall otherwise choose to do so to consummate the sale or distribution in such jurisdiction or jurisdictions in which such holders shall have reasonably requested that the Registrable Securities be sold provided, however, that nothing contained in this paragraph (c) shall obligate the company to file or obtain an effective date for the registration statement unless it shall otherwise choose to do so.

(d) The Company shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this Section, including the attorneys’ fees and expenses of the holder(s) of the Registrable Securities covered by such registration incurred in connection with such registration or other action, other than underwriting discounts, commissions or applicable transfer taxes relating to the Registrable Securities.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless each selling holder of Registrable Securities and each person who controls any such selling holder within the meaning of Section 15 of the Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several, to which any selling holder of Registrable Securities or they or any of them may become subject under the Act or otherwise and to reimburse the persons indemnified as above for any legal or other expenses (including the cost of, and for the personnel time spent in connection with, any investigation, testimony and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Registrable Securities were registered under the Act (hereinafter called a “Registration Statement”), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Registrable Securities under the securities laws thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Registrable Securities; provided, however, that (i) the indemnity agreement contained in this (a) shall not extend to any selling holder of Registrable Securities in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to the Company by a selling holder of Registrable Securities specifically for use in connection with the preparation of such Registration Statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto.  The Company agrees to pay any legal and other expenses for which it is liable under this (a) from time to time within thirty (30) days after its receipt of a bill therefor.

(b) Each selling holder of Registrable Securities, severally and not jointly, will indemnify and hold harmless the Company, its directors, its officers who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act to the same extent as the foregoing indemnity from the Company, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from such Registration Statement, any final prospectus, any preliminary prospectus or any amendment or supplement thereto was made in reliance upon information furnished in writing to the Company by such selling holder specifically for use in connection with the preparation of the Registration Statement, any final prospectus or the preliminary prospectus or any such amendment or supplement thereto; provided, however, that the total obligation of any holder of Registrable Securities to indemnify any and all such indemnified parties under the provisions of this (b) shall be limited to the product of the number of Registrable Securities being sold by the selling holder and the excess of the market price of the Series D Stock on the date of the sale to the public of these Registrable Securities over the Per Share Warrant Price.  Each selling holder of Registrable Securities agrees to pay any legal and other expenses for which it is liable under this (b) from time to time within thirty (30) days after receipt of a bill therefor.

(c) If any action is brought against a person entitled to indemnification pursuant to the foregoing 5 (a) or (b) (an “indemnified party”) in respect of which indemnity may be sought against a person granting indemnification (an “indemnifying party”) pursuant to such 5(a) or (b), such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party of any such action shall not release the indemnifying party from any liability it may have to such indemnified party in accordance with (a) or (b) of this Section 6.  In case any such action is brought against an indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its own expense and, to the extent that it may wish, to assume at its own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties and (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense at the expense of the indemnifying party.  Upon receipt of notice from the indemnifying party to such indemnified party of its election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with provisos (i) or (ii) to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld.

(d) In order to provide for an equitable contribution in circumstances in which the indemnity agreement provided for in (a) of this Section 6 is unavailable to a selling holder of Registrable Securities in accordance with its terms, the Company and the selling holder of Registrable Securities shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by the Company and the selling holder of Registrable Securities, in such proportions as is appropriate to reflect the relative benefits received by the Company and the selling holder of Registrable Securities from any offering of the Registrable Securities; provided, however, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under (c) of this Section 6, then the relative fault of the Company and the selling holder of Registrable Securities in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits and provided, however, that the limitations in the proviso in (b) of this Section 6 shall apply in all cases.

(e) The respective indemnity and contribution agreements by the Company and the selling holder of Registrable Securities in (a), (b), (c) and (d) of this Section 6 shall remain operative and in full force and effect regardless of (i) any investigation made by any selling holder of Registrable Securities or by or on behalf of any person who controls such selling holder or by the Company or any controlling person of the Company or any director or any officer of the Company, (ii) payment for any of the Registrable Securities or (iii) any termination of this Agreement, and shall survive the delivery of the Registrable Securities, and any successor of the Company, or of any selling holder of Registrable Securities, or of any person who controls the Company or any selling holder of Registrable Securities, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements.  The respective indemnity and contribution agreements by the Company and the selling holder of Registrable Securities contained in (a), (b), (c) and (d) of this Section 6 shall be in addition to any liability which the Company and the selling holder of Registrable Securities may otherwise have.

7. Transferability.

(a) This Warrant is fully transferable or assignable by the Holder.  The Company may treat the registered holder of this Warrant as he or it appears on the Company’s books at any time as the Holder for all purposes.  The Company shall permit any holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants.  All Warrants will be dated the same date as this Warrant.

(b) By acceptance hereof, the Holder represents and warrants that this Warrant is being acquired, and all Warrant Shares to be purchased upon the exercise of this Warrant will be acquired, by the Holder solely for the account of such Holder and not with a view to the fractionalization and distribution thereof and will not be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and the Holder agrees that neither this Warrant nor any of the Warrant Shares may be sold or transferred except under cover of a Registration Statement under the Act which is effective and current with respect to such Warrant Shares or pursuant to an opinion, in form and substance reasonably acceptable to the Company’s counsel, that registration under the Act is not required in connection with such sale or transfer.  Any Warrant Shares issued upon exercise of this Warrant shall bear the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 and are restricted securities within the meaning thereof. Such securities may not be sold or transferred except pursuant to a registration statement under such Act which is effective and current with respect to such securities or pursuant to an opinion of counsel reasonably satisfactory to the issuer of such securities that such sale or transfer is exempt from the registration requirements of such Act.”

8. Loss, etc. of Warrant.  Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

9. Warrant Holder Not Shareholders.  Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

10. Communication.  No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

(a) the Company at 7334 South Alton Way, Building 14, Suite F, Englewood, CO 80112, Attention: Matthew W. Shankle or such other address as the Company has designated in writing to the Holder; or

(b) the Holder at such address as the Holder has designated in writing to the Company.

11. Headings.  The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

12. Applicable Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, Advance Display Technologies, Inc. has caused this Warrant to be signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 15th day of June, 2009.

ATTEST:

By:              /s/ Rebecca McCall                 By: /s/ Matthew W. Shankle
Rebecca McCall                                                     Matthew W. Shankle
Secretary                                                                 President

[Corporate Seal]

Signatue Page to Warrant for the Purchase of Shares of
the Series D Convertible Preferred Stock

SUBSCRIPTION

The undersigned, _______________ , pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase shares of the Series D Stock of Advance Display Technologies, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:                                                                                  Signature:

________________________________

Address:

[ Subscription ]

SUBSCRIPTION FOR CASHLESS WARRANT SUBSCRIPTION

The undersigned, ____________________ , pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe to that number of shares of the Series D Stock as are issuable in accordance with the formula set forth in Section 1(b) of the Warrant, and makes payment therefor in full by surrender and delivery of this Warrant.

Dated:                                                                                  Signature:

Address:

[Subscription for Cashless Warrant Subscription]

ASSIGNMENT

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint __________, attorney, to transfer said Warrant on the books of Advance Display Technologies, Inc.

Dated:                                                                                  Signature:

Address:

[Assignment]

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, ______________________ hereby assigns and transfers unto _______________ the right to purchase ____________________ shares of the Series D Stock of by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of said Warrant on the books of Advance Display Technologies, Inc.

Dated:                                                                                  Signature:

Address: